Exhibit 10.10
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated as of December 6, 2024, among PRINCIPAL CREDIT REAL ESTATE INCOME TRUST, a Maryland statutory trust (the “Parent Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the Lenders defined below, and the ACCEPTING LENDERS party hereto.
RECITALS:
A.The Parent Borrower, the Subsidiary Borrowers from time to time party thereto (such Subsidiary Borrowers and the Parent Borrower are each a “Borrower” and collectively the “Borrowers”), Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement, dated as of November 26, 2024 (as the same may be amended, modified, and supplemented and in effect prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend revolving credit commitments to the Borrowers in an initial aggregate amount of $100,000,000 (subject to increase up to $150,000,000 on a permanent or temporary basis subject to the terms of Section 10.18 of the Credit Agreement). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
B.Pursuant to Section 10.18 of the Credit Agreement, the Parent Borrower has requested, among other things, a Temporary Increase in the Commitment by $26,000,000 (the “Temporary Increase Amount”), such Temporary Increase Amount to remain in effect through the earlier of (x) February 4, 2025 and (y) the Maturity Date.
C.Subject to the terms and conditions set forth herein, (i) certain Lenders (each, an “Accepting Lender” and together, collectively, the “Accepting Lenders”) have agreed to provide additional Commitments in the aggregate principal amount of the Temporary Increase Amount, and (ii) the Parent Borrower and Administrative Agent (on behalf of the Lenders) have agreed to modify the Credit Agreement and the other Loan Documents to the extent necessary to reflect the Temporary Increase Amount.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Recitals. The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Agreement.
Section 2.Amendment of Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:
(a)The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
(b)“First Amendment Effective Date” means December 6, 2024.

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(c)“Temporary Increase Period (First Amendment)” means the period commencing on the First Amendment Effective Date and expiring on the earlier of (x) February 4, 2025 and (y) the Maturity Date.
(d)The last sentence of the definition of the term “Commitment” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“The aggregate amount of the Lenders’ Commitments as of the First Amendment Effective Date, including any then effective Temporary Increase, is $126,000,000. The aggregate amount of the Lenders’ Commitments with respect to all Temporary Increases in effect as during the Temporary Increase Period (First Amendment) is $26,000,000. Following the expiration of the Temporary Increase Period (First Amendment), the amount of the Lenders’ Commitments shall be automatically reduced to $100,000,000.”
(e)Schedule I of the Credit Agreement is deleted in its entirety and replaced with Schedule I attached hereto.
Section 3.Effective Date. Subject to the satisfaction of the conditions set forth in Section 5, this Agreement shall be effective as of the date of this Agreement (the “Effective Date”).
Section 4.Representations. The Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)each of representations and warranties made by the Parent Borrower in the Loan Documents shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Effective Date; provided, that, to the extent such representations and warranties were made as of a specific date, the same shall continue on and as of the Effective Date, to be true and correct in all material respects as of such specific date;
(b)as of the date hereof and immediately after giving effect to this Agreement and the actions contemplated hereby, no Default or Event of Default exists under or with respect to any Loan Document;
(c)the Parent Borrower has all necessary organizational power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary organizational action on the part of the Parent Borrower; and this Agreement has been duly executed and delivered by the Parent Borrower with full power and authority, and constitutes the legal, valid and binding obligation of the Parent Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
(d)this Agreement and the transactions contemplated hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not, in any material respect, violate any applicable law or regulation, or any Constituent Documents of the Parent Borrower, or any order of any Governmental Authority, in each case in any material respect and (iii) will not violate or result in a default under any indenture, material

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agreement, or other instrument binding upon the Parent Borrower or any assets of the Parent Borrower.
Section 5.Conditions to the Effectiveness of this Agreement. It shall be a condition precedent to the effectiveness of this Agreement that each of the following conditions are satisfied:
(a)Administrative Agent shall have received fully executed counterparts of this Agreement;
(b)the Parent Borrower shall have executed and delivered new Notes for the benefit of each Accepting Lender in the amount of such Accepting Lender’s Commitment;
(c)the Parent Borrower shall have paid to the Administrative Agent a fee for the account of the Accepting Lenders based on their respective pro rata shares of the Temporary Increase Amount, in accordance with the terms of that certain Fee Letter (Temporary Increase), dated as of the date hereof, by and between Administrative Agent and the Parent Borrower; and
(d)the Parent Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement, including the reasonable and documented fees and expenses of Morrison & Foerster LLP, special New York counsel to the Administrative Agent, in each case, to the extent that statements for such fees and expenses have been delivered to the Parent Borrower prior to the date hereof.
Section 6.Ratification. Except as modified herein, all of the Loan Documents are hereby ratified and confirmed on behalf of the parties hereto and thereto.
Section 7.Miscellaneous.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by the Parent Borrower and Administrative Agent (with any required consent of the Lenders pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon the Borrowers, Administrative Agent, each Lender, and each holder of any of the Notes.
(c)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns under the Loan Documents of the Borrowers, Administrative Agent, each of the Lenders, and any holder of any of the Notes.
(d)Captions. The captions and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
(e)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and

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words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
(f)Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(g)Loan Document. This Agreement is a Loan Document.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
PARENT BORROWER:

PRINCIPAL CREDIT REAL ESTATE INCOME TRUST, a Maryland statutory trust

By:	/s/ Troy W. Kort
Name: Troy W. Kort
Title: Portfolio Manager

[Signatures continue on following page]

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ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Kelcie Brown
Name: Kelcie Brown
Title: Authorized Officer
ACCEPTING LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kelcie Brown
Name: Kelcie Brown
Title: Authorized Officer

[end of signatures]

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SCHEDULE I
Commitments
[See definitions of Commitment and “Lenders” in Section 1.01]

LENDER	COMMITMENT
	Permanent Commitment	Temporary Increase
JPMorgan Chase Bank, N.A.	$100,000,000.00	$26,000,000.00
TOTAL	$100,000,000.00	$26,000,000.00

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